EXHIBIT 5.1

                              REDGRAVE & TURNER LLP

                                ATTORNEYS AT LAW

                     120 EAST PALMETTO PARK ROAD, SUITE 450
                         BOCA RATON, FLORIDA 33432-6090

                            TELEPHONE (561) 347-1700
                            FACSIMILE (561) 391-9944

GERALD W. GRITTER
GGRITTER@RTLLP.COM

August 28, 2003

Safe Technologies International, Inc.
125 Worth Avenue, Suite 113
Palm Beach, Florida 33480

Re:  Form S-8 Registration Statement

Gentlemen:

We have acted as counsel to Safe Technologies International, Inc., a Delaware corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the offering of up to 30,000,000 shares (the "Shares") of its common stock, $.0001 par value (the "Shares") pursuant to the Company's Year 2002 Stock Award Plan ("Stock Award Plan").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Restated Certificate of Incorporation, the By-Laws of the Company and the Stock Award Plan.

Based on the foregoing, we are of the opinion that, the Shares when awarded in accordance with the terms of the Stock Award Plan will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion in connection with the Company's registration statement and the inclusion hereof as an exhibit thereto. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Award Plan or the shares of common stock issuable under such Stock Award Plan.

Very truly yours,


REDGRAVE & TURNER LLP

By /s/ Gerald W. Gritter